Scottish Re Group Limited Announces Operating Results for the Fourth Quarter and Year Ended December 31, 2006

HAMILTON, Bermuda, Feb. 20 /PRNewswire-FirstCall/ -- Scottish Re Group Limited (NYSE: SCT) today reported that the net loss available to ordinary shareholders for the three months ended December 31, 2006 was $233.8 million, or a loss of $3.86 per diluted ordinary share, as compared to net income available to ordinary shareholders of $58.5 million, or $1.18 per diluted ordinary share for the prior year period. The net loss available to ordinary shareholders for the year ended December 31, 2006 was $376.7 million, or a loss of $6.70 per diluted ordinary share, as compared to net income available to ordinary shareholders of $125.4 million, or $2.64 per diluted ordinary share for the prior year.

The net operating loss available to ordinary shareholders for the three months ended December 31, 2006 was $228.4 million, or a loss of $3.77 per diluted ordinary share, as compared to net operating earnings of $50.8 million, or $1.03 per diluted ordinary share for the prior year period. The net operating loss available to ordinary shareholders for the year ended December 31, 2006 was $368.3 million, or a loss of $6.56 per diluted ordinary share, as compared to net operating earnings of $130.1 million, or $2.74 per diluted ordinary share for the prior year.

"We are disappointed with the results for the quarter, but are pleased with our ability to maintain our business throughout this very difficult period. Although the consequences of the rating downgrades have continued to impact our operating results, we are confident that the proposed transaction with MassMutual Capital and Cerberus (the "Investors") will significantly improve our financial situation and stabilize the Company as we move into the second quarter of 2007," said Paul Goldean, Chief Executive Officer of Scottish Re Group Limited.

Mr. Goldean further added, "We have been working closely with the Investors throughout our closing process for the fourth quarter ended December 31, 2006. Due to the operating results for the quarter, combined with the Investors' continued detailed review of our operations, the Investors requested additional protections in our agreement with them. Under the terms of an amendment to the Securities Purchase Agreement unanimously approved by our Board of Directors on February 19, 2007, we have agreed to provide an additional indemnity to the Investors, in an amount not to exceed $68.5 million, with respect to adverse mortality experience in our in-force ING Block (measured over a period of up to three years commencing January 1, 2007). As with the existing indemnification provisions in the Securities Purchase Agreement, we will settle any such indemnification obligation through the adjustment of the number of ordinary shares into which the convertible shares may be converted and all indemnification matters will be submitted to the independent members of our Board of Directors."

Mr. Goldean concluded by stating, "I can affirmatively state that MassMutual Capital and Cerberus remain committed to closing the transaction and the amendment noted above is not expected to have any impact on the timing of the closing."

In order to provide our shareholders an opportunity to consider the amendment, we will circulate a Supplement to our Proxy Statement containing information about the amendment on or about February 21, 2007 and we intend to adjourn to March 2, 2007 the Extraordinary General Meeting originally planned for February 23, 2007. The Extraordinary General Meeting will be held at the Fairmont Princess Hotel, 76 Pitts Bay Road, Pembroke HM 11, Hamilton Bermuda HM CX

at 11 a.m. local time. If you have already sent in a proxy relating to the Extraordinary General Meeting, you do not need to take any additional action if you do not want to change your vote, and your previously provided proxy will be voted at the meeting as you so indicated.

The net operating loss for the fourth quarter was primarily attributable to the following factors:

1.

5% higher than expected mortality in our North America Segment of approximately $11.0 million;

2.

Unfavorable lapse experience in our North America Segment of approximately $14.0 million;

3.

The reversal of an expected recovery from a specific client of approximately $15.0 million due to corrected data from the client;

4.

The write-off of goodwill and unrecoverable deferred acquisition costs of approximately $34.0 million and $12.0 million, respectively, related to our International Segment;

5.

Tax expense of $118.2 million principally related to a $91.0 million valuation allowance established on deferred tax assets.  The valuation allowance resulted from a specific tax planning strategy no longer being available to the Company.  The other components of the higher tax expense primarily related to valuation allowance movements on deferred tax assets based on actual results of legal entity statutory income and movements in statutory reserves for the period; and

6.

Higher operating expenses, including legal, directors' fees and the relocation of our offices from Windsor to London (approximately $14.0 million in total) plus higher collateral finance facility and interest costs as a result of our rating downgrades and liquidity situation  (approximately $8.0 million).

Total revenues for the three months ended December 31, 2006 decreased to $668.2 million from $675.0 million for the prior year period, a decrease of 1.0%. Excluding realized gains and losses and the change in value of the embedded derivatives, total revenues for the three months ended December 31, 2006 increased to $675.5 million from $666.0 million for the prior year period, an increase of 1.4%. Total revenues for the year ended December 31, 2006 increased to $2,451.5 million from $2,297.3 million for the prior year, an increase of 6.7%. Excluding realized gains and losses and the change in value of the embedded derivatives, total revenues for the year ended December 31, 2006 increased to $2,473.1 million from $2,302.1 million for the prior year, an increase of 7.4%.

Total benefits and expenses increased to $783.0 million for the three months ended December 31, 2006 from $615.8 million for the prior year period, an increase of 27.2%. Total benefits and expenses increased to $2,599.0 million for the year ended December 31, 2006 from $2,183.7 million for the prior year, an increase of 19.0%.

The Company's operating expense ratio (which is the ratio of operating expenses to total revenue excluding realized gains and losses and the change in value of embedded derivatives) for the year ended December 31, 2006 was 6.2%, as compared to an operating expense ratio of 5.0% for the prior year.

For the three months ended December 31, 2006, the Company had a pre-tax loss of $114.8 million before minority interest as compared to a pre-tax profit of $59.2 million for the prior year period. Income tax expense for the three months ended December 31, 2006 was $118.2 million compared to an income tax benefit of $1.2 million in the same year period. For the year ended December 31, 2006, the Company had a pre-tax loss of $147.5 million before minority interest as compared to a pre-tax profit of $113.6 million for the prior year. Income tax expense for the year ended December 31, 2006 was $220.6 million compared to an income tax benefit of $16.4 million in the prior year. The change in our effective tax rate in the fourth quarter ended December 31, 2006 compared to the prior year is primarily related to valuation allowance movements on deferred tax assets.

We look forward to sharing additional information at our scheduled earnings call and additionally, have posted to our Website, http://www.scottishre.com a Financial Data Supplement to add further clarification to our financial results for the quarter.

The Company's earnings listen-only conference call will be held at 8:30 am (EST) on Wednesday, February 21, 2007. The dial-in number is (888) 603-6873 (U.S.) or (973) 582-2706 (International) and the passcode is 8375492. The conference call will also be broadcast live via audio Webcast, which will be available on the home page of the Company's Website at http://www.scottishre.com. Following the earnings conference call, a replay of the call will be available for two weeks beginning at 10:30 am (EST) on Wednesday, February 21, 2007, and ending on Tuesday, March 6, 2007. The dial-in number for the call replay is (877) 519-4471 (U.S.) or (973) 341-3080 (International) and the passcode is 8375492. An audio Webcast of the call will be archived and available for the same period on the Company's Website at http://www.scottishre.com.

About Scottish Re

Scottish Re Group Limited is a global life reinsurance specialist. Scottish Re has operating businesses in Bermuda, Grand Cayman, Guernsey, Ireland, Singapore, the United Kingdom and the United States. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd., Scottish Re (U.S.), Inc. and Scottish Re Limited. Additional information about Scottish Re Group Limited can be obtained from its Website, http://www.scottishre.com.

Certain statements included herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the forward- looking statements. Management of the Company cautions that these forward- looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to:

*

our ability to consummate the close of the MassMutual Capital and Cerberus transaction (including obtaining necessary regulatory approvals and shareholder approval) and realize the benefits of such transaction;

*

impact on our financial condition of the failure to complete the close of the MassMutual Capital and Cerberus transaction;

*

the validity of assumptions and methodologies used by management in analyzing potential run-off scenarios and in predicting our further capital and liquidity needs and the inability to predict with certainty any future scenarios;

*

uncertainties relating to the ratings accorded to us and our insurance subsidiaries;

*

uncertainties in our ability to raise equity capital or other sources of funding to support ongoing capital and liquidity needs;

*

uncertainties relating to future actions that may be taken by creditors, regulators and ceding insurers relating to our ratings and financial condition;

*

the risk that our risk analysis and underwriting may be inadequate;

*

changes in expectations regarding future realization of gross deferred tax assets;

*

exposure to mortality experience which differs from our assumptions;

*

risks arising from our investment strategy, including risks related to the market value of our investments, fluctuations in interest rates and our need for liquidity;

*

uncertainties arising from control of our invested assets by third parties;

*

developments in global financial markets that could affect our investment portfolio and fee income;

*

changes in the rate of policyholder withdrawals or recapture of reinsurance treaties;

*

the risk that our retrocessionaires may not honor their obligations to us;

*

terrorist attacks on the United States and the impact of such attacks on the economy in general and on our business in particular;

*

political and economic risks in developing countries;

*

the impact of acquisitions, including our ability to successfully integrate acquired businesses, the competing demands for our capital and the risk of undisclosed liabilities;

*

risk that an ownership change will result in a limitation on our ability to fully utilize tax net operating losses;

*

loss of the services of any of our key employees;

*

losses due to foreign currency exchange rate fluctuations;

*

uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions);

*

risks relating to recent class action litigations;

*

the competitive environment in which we operate and associated pricing pressures; and

*

changes in accounting principles.

Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

Scottish Re Group Limited Financial Highlights
(Stated in Thousands of United States Dollars, Except Share Data)
	Three months ended December 31		Year ended December 31
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Total revenue Net operating earnings (loss) available to ordinary	$668,207	$674,980	$2,451,500	$2,297,329
shareholders*	(228,371)	50,778	(368,348)	130,058
Net income (loss)	(231,558)	60,776	(366,714)	130,197
Net income (loss) available
to ordinary shareholders	(233,823)	58,510	(376,657)	125,439

Net operating earnings (loss)
per ordinary share
Basic	$(3.77)	$1.10	$(6.56)	$2.97
Diluted	$(3.77)	$1.03	$(6.56)	$2.74

Earnings (loss) per ordinary
share
Basic	$(3.86)	$1.26	$(6.70)	$2.86
Diluted	$(3.86)	$1.18	$(6.70)	$2.64

Dividends declared per
ordinary share	$0.00	$0.05	$0.10	$0.20

Weighted average ordinary
shares outstanding
Basic	60,554,104	46,312,567	56,182,222	43,838,261
Diluted	60,554,104	49,450,464	56,182,222	47,531,116

*

Excludes the effects of net realized capital gains and losses and the change in value of embedded derivatives, as adjusted for the related effects upon the amortization of deferred acquisition costs, and taxes related to these items as well as dividends on the perpetual preferred shares and imputed dividend on prepaid variable share forward contract.

	December 31, 2006	December 31, 2005
Book value per ordinary share	$15.39	$21.48
Basic book value per ordinary share – excluding other comprehensive income and value of embedded derivatives	$15.50	$21.89
Fully converted book value per ordinary share – excluding other comprehensive income and value of embedded derivatives	$15.78	$21.17

Scottish Re Group Limited
Consolidated Balance Sheets
(Stated in Thousands of United States Dollars, Except Share Data)

	December 31, 2006	December 31, 2005
	(Unaudited)	(Audited)
Assets
Fixed maturity investments	$8,065,524	$5,292,595
Preferred stock	116,933	133,804
Cash and cash equivalents	622,756	1,420,205
Other investments	65,448	54,619
Funds withheld at interest	1,942,079	2,597,416
Total investments	10,812,740	9,498,639
Accrued interest receivable	57,538	44,012
Reinsurance balances and risk fees receivable	481,908	426,838
Deferred acquisition costs	618,737	594,583
Amounts recoverable from reinsurers	554,589	560,005
Present value of in-force business	48,779	54,743
Goodwill	-	34,125
Other assets	178,311	87,198
Deferred tax assets	-	55,453
Segregated assets	683,470	760,707
Total assets	$13,436,072	$12,116,303

Liabilities
Reserves for future policy benefits	$3,919,901	$3,526,220
Interest sensitive contract liabilities	3,399,410	3,907,573
Collateral finance facilities	3,757,435	1,985,681
Accounts payable and other liabilities	95,260	83,130
Reinsurance balances payable	72,304	175,263
Current income tax payable	48	9,155
Deferred tax liability	169,977	-
Long term debt	129,500	244,500
Segregated liabilities	683,470	760,707
Total liabilities	12,227,305	10,692,229

Minority interest	7,910	9,305
Mezzanine equity	143,665	143,057

Shareholders' equity
Ordinary shares, par value $0.01 per share:
Issued 60,554,104 shares (2005 - 53,391,939)	606	534
Preferred shares, par value $0.01 per share:
Issued: 5,000,000 shares (2005 - 5,000,000)	125,000	125,000
Additional paid-in capital	1,050,860	893,767
Accumulated other comprehensive income (loss)	340	(9,991)
Retained (deficit) earnings	(119,614)	262,402
Total shareholders' equity	1,057,192	1,271,712
Total liabilities, minority interest,
mezzanine equity and shareholders' equity	$13,436,072	$12,116,303

Scottish Re Group Limited
Consolidated Statements of Income (Loss)
(Stated in Thousands of United States Dollars)
	Three months ended December 31		Year ended December 31
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenues
Premiums earned	$494,501	$563,263	$1,841,985	$1,933,930
Investment income, net	177,217	99,672	616,624	355,837
Fee income	3,741	3,106	14,493	12,316
Realized gains (losses)	(1,434)	(1,835)	(27,405)	3,738
Change in value of embedded
derivatives, net	(5,818)	10,774	5,803	(8,492)
Total revenues	668,207	674,980	2,451,500	2,297,329

Benefits and expenses
Claims and other policy
benefits	467,195	411,612	1,591,472	1,442,505
Interest credited to interest
sensitive contract liabilities	32,444	33,879	172,967	132,968
Acquisition costs and other
insurance expenses, net	130,541	118,425	409,185	423,775
Operating expenses	42,407	31,595	152,311	115,573
Goodwill impairment	34,125	-	34,125	-
Collateral finance facilities
expense	70,145	15,675	215,791	48,146
Interest expense	6,175	4,641	23,139	20,738
Total benefits and expenses	783,032	615,827	2,598,990	2,183,705

Income (loss) before income
taxes and minority interest	(114,825)	59,153	(147,490)	113,624
Income tax benefit (expense)	(118,165)	1,202	(220,592)	16,434
Income (loss) before minority
Interest	(232,990)	60,355	(368,082)	130,058
Minority interest	1,432	421	1,368	139
Net income (loss)	(231,558)	60,776	(366,714)	130,197

Dividends declared on
non-cumulative preferred
shares	(2,265)	(2,266)	(9,062)	(4,758)
Imputed dividend on prepaid
variable share forward contract	-	-	(881)	-
Net income (loss) available to
ordinary shareholders	$(233,823)	$58,510	$(376,657)	$125,439

Scottish Re Group Limited

Supplemental Information - Net Operating Earnings (Loss)

(Stated in Thousands of United States Dollars, Except Share Data)

"Net operating earnings (loss) available to ordinary shareholders" is a non-GAAP measurement. The Company determines net operating earnings (loss) available to ordinary shareholders by adjusting net income (loss) available to ordinary shareholders by net realized capital gains and losses and the change in value of embedded derivatives, as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings (loss) available to ordinary shareholders enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operation of its reinsurance business. However, net operating earnings (loss) available to ordinary shareholders is not a substitute for net income (loss) determined in accordance with GAAP. Reconciliations to net income (loss) available to ordinary shareholders are provided in the following tables.

	Three months ended December 31		Year ended December 31
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net operating earnings (loss)
available to ordinary
shareholders

Net income (loss) available to ordinary
shareholders	$(233,823)	$58,510	$(376,657)	$125,439
Realized losses (gains)	1,434	1,835	27,405	(3,738)
Change in value of embedded
derivatives, net	5,818	(10,774)	(5,803)	8,492
Taxes on realized gains (losses) and
change in value of embedded derivatives	(1,800)	1,207	(13,293)	(135)
Net operating earnings(loss)
available to ordinary shareholders	$(228,371)	$50,778	$(368,348)	$130,058
Net operating earnings (loss) per share
available to ordinary shareholders
Basic	$(3.77)	$1.10	$(6.56)	$2.97
Diluted	$(3.77)	$1.03	$(6.56)	$2.74
Weighted average number of
ordinary shares outstanding
Basic	60,554,104	46,312,567	56,182,222	43,838,261
Diluted	60,554,104	49,450,464	56,182,222	47,531,116

Scottish Re Group Limited Supplemental Information - Segment Operating Results (Stated in Thousands of United States Dollars)

Life Reinsurance North America

	Three months ended December 31		Year ended December 31
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenues
Premiums earned, net	$461,065	$541,679	$1,719,239	$1,814,875
Investment income, net	171,783	94,562	584,359	341,539
Fee income	2,975	2,316	11,491	9,233
Realized gains (losses)	182	(2,369)	(19,043)	1,121
Change in value of embedded
derivatives, net	(5,818)	10,774	5,803	(8,492)
Total revenues	630,187	646,962	2,301,849	2,158,276

Benefits and expenses
Claims and other policy
benefits	443,472	397,777	1,490,346	1,365,599
Interest credited to interest
sensitive contract liabilities	32,444	33,879	172,967	132,968
Acquisition costs and other
insurance expenses, net	104,967	114,025	360,737	400,992
Operating expenses	14,434	13,974	58,133	48,849
Collateral finance facilities
expense	64,910	14,630	205,210	43,113
Interest expense	3,027	2,396	11,613	10,823
Total benefits and expenses	663,254	576,681	2,299,006	2,002,344
Income (loss) before income
taxes and minority interest	$(33,067)	$70,281	$2,843	$155,932

Pre tax operating earnings
(loss)
Pre-tax income (loss)	$(33,067)	$70,281	$2,843	$155,932
Realized losses (gains)	(182)	2,369	19,043	(1,121)
Change in value of embedded
derivatives, net	5,818	(10,774)	(5,803)	8,492
Pre-tax operating earnings
(loss)	$(27,431)	$61,876	$16,083	$163,303

Scottish Re Group Limited Supplemental Information - Segment Operating Results (continued) (Stated in Thousands of United States Dollars)

Life Reinsurance International
	Three months ended December 31		Year ended December 31
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenues
Premiums earned, net	$33,436	$21,584	$122,746	$119,055
Investment income, net	3,618	3,812	24,106	11,488
Realized gains (losses)	(691)	760	(11,569)	1,263
Total revenues	36,363	26,156	135,283	131,806

Benefits and expenses
Claims and other policy
benefits	23,723	13,835	101,126	76,906
Acquisition costs and other
insurance expenses, net	18,934	3,891	37,332	20,722
Operating expenses	9,907	5,414	31,236	25,276
Goodwill impairment	33,758	-	33,758	-
Total benefits and expenses	86,322	23,140	203,452	122,904
Income (loss) before income
taxes	$(49,959)	$3,016	$(68,169)	$8,902

Pre-tax operating earnings
(loss)
Pre-tax income (loss)	$(49,959)	$3,016	$(68,169)	$8,902
Realized losses (gains)	691	(760)	11,569	(1,263)
Pre-tax operating earnings
(loss)	$(49,268)	$2,256	$(56,600)	$7,639

Scottish Re Group Limited Supplemental Information - Segment Operating Results (continued) (Stated in Thousands of United States Dollars)

Corporate & Other

	Three months ended December 31		Year ended December 31
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenues
Investment income, net	$1,816	$1,298	$8,159	$2,810
Fee income	766	790	3,002	3,083
Realized gains (losses)	(925)	(226)	3,207	1,354
Total revenues	1,657	1,862	14,368	7,247

Benefits and expenses
Acquisition costs and other
insurance expenses, net	6,640	509	11,116	2,061
Operating expenses	18,066	12,207	62,942	41,448
Goodwill impairment	367	-	367	-
Collateral finance facilities
expense	5,235	1,045	10,581	5,033
Interest expense	3,148	2,245	11,526	9,915
Total benefits and expenses	33,456	16,006	96,532	58,457
Loss before income taxes	$(31,799)	$(14,144)	$(82,164)	$(51,210)

Pre-tax operating loss
Pre-tax loss	$(31,799)	$(14,144)	$(82,164)	$(51,210)
Realized losses (gains)	925	226	(3,207)	(1,354)
Pre-tax operating loss	$(30,874)	(13,918)	$(85,371)	$(52,564)

Dean E. Miller

Scottish Re Group Limited

Tel. # (441) 298-4395

dean.miller@scottishre.com

SOURCE Scottish Re Group Limited

  ________

Contact: Dean E. Miller of Scottish Re Group Limited, +1-441-298-4395, dean.miller@scottishre.com